UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2013

GT ADVANCED TECHNOLOGIES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	001-34133 (Commission File Number)	03-0606749 (IRS Employer Identification No.)

20 Trafalgar Square
Nashua, New Hampshire 03063
(Address of Principal Executive Offices, including Zip Code)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

As previously disclosed on a Current Report on Form 8-K dated January 10, 2013, GT Advanced Technologies Inc. (the “Company”) announced its plan to cease operations at its Hazelwood, Missouri facility (the “Hazelwood Facility”). The idling of the Hazelwood Facility is part of the Company’s effort to reduce costs and optimize its research and development activities.  At that time, the Company disclosed that it expected to incur charges that are principally the result of: (i) lease exit costs and (ii) non-cash impairment charges as a result of writing down certain assets associated with the Hazelwood Facility. As of January 10, 2013, the Company was unable to make a determination of the amount or estimated range of amounts of the foregoing charges or the amount or range of amounts that that will result in future cash expenditures as a result thereof.

On February 27, 2013, the Company finalized these charges and they are as follows: (i) $2 to 4 million related to lease exit costs, (ii) $29.3 million related to non-cash impairment charges as a result of writing down certain assets associated with the Hazelwood Facility and (iii) $0.5 million related to severance amounts for terminated employees.

Item 2.06  Material Impairments

The information set forth in Item 2.05 above is incorporated by reference into this Item 2.06.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT ADVANCED TECHNOLOGIES INC.

/s/ Hoil Kim
Date: February 27, 2013	By:	Hoil Kim
	Its:	Vice President, Chief Administrative Officer,
General Counsel and Secretary